Leatt Corp Financial Results for the First Quarter 2017

Best First Revenue Quarter Since Inception; Strong Start to 2017

CAPE TOWN, South Africa, May 12, 2017 – Leatt Corporation (OTCQB: LEAT) today announced its financial results for the first quarter ended March 31, 2017. Leatt Corporation develops and markets protective equipment and ancillary products for many forms of sports, especially extreme high-velocity sports. All financial numbers are in U.S. dollars.

For the three months ended March 31, 2017, revenues were $5.82 million, with a net income of $272,000, or $0.05 per share, as compared to revenues of $4.83 million, with a net income of $113,000, or $0.02 per share, for the 2016 first quarter.

“We had an excellent first quarter, our best since the Company’s inception in terms of revenue, which made for a very strong and promising start to 2017,” said CEO Sean Macdonald. “Our global revenues were up 21 percent and our EBIDTA increased by 82 percent. Our entire team was delighted to see apparel sales--a relatively new category for us--gaining traction, and increases in sales of neck braces, body armor and knee braces during the quarter. While our revenues may fluctuate from quarter to quarter at this stage of our development, we are all energized by the promise and potential for the rest of the year. We continue to build on our strategic goal of expanding our pipeline of unique, precision engineered, extraordinary protective gear designed to enable riders at all levels to push themselves to more physical heights.”

First Quarter Highlights

•	Sales growth in neck brace, body armor and apparel increased revenue by 21 percent; an increase of almost $1 million
•	Neck brace revenues increased 26 percent, with growth in both US and international markets
•	Body Armor sales increased 26 percent
•	Latest generation knee brace, the C-Frame Pro, shipped to customers
•	Highly anticipated 3.0 All Mountain Helmets shipped to customers

Macdonald continued, “We have invested in the global bicycle industry, a potentially expansive revenue stream for us. We are aggressively building out our bicycle line of products and our global bicycle distribution network.”

“Another key highlight of the 2017 first quarter was the shipping of our highly-anticipated 3.0 All Mountain bicycle helmets to our customers worldwide. Shortly after the quarter ended, we launched our entire 2017 bicycle line, including the new bicycle helmets, to consumers, dealers and media at the Sea Otter Classic in California.

Founder and Chairman, Dr. Christopher Leatt, added, “We continue to lead in product engineering and innovation, as demonstrated by our latest generation knee brace, the C-Frame Pro, which shipped in the 2017 first quarter. Designed by our biomedical engineering team, this medically certified knee brace is our lightest, slimmest, most durable knee brace, featuring great comfort while eliminating excessive forces to the femur and tibia, reducing potential ACL, MCL and meniscus injuries by reducing rotational forces and lateral loading as well as a better, longer lasting hinge mechanism that replicates the natural motions of the knee joint.”

Business Outlook

Macdonald said, “Based on our strong start and our growing catalogue of innovative products, we believe that 2017 will be an important year in terms of revenue growth and increased shareholder value. While periodic fluctuations may occur in the coming quarters, we are pleased to see the purchasing patterns and inventory stock holdings of some of our largest international customers begin to stabilize after the negative impact of currency fluctuations in prior periods.

“Our entire team is also very pleased with the favorable reception that our 2018 bicycle line received from some of our bicycle customers who tried out our latest gear on the slopes at our recent bicycle customer conference and praised the unique nature of our innovative features. We continue to push marketing of our new product categories and build brand equity through attendance at such grass roots events.”

“I would also like to congratulate our rider, Marvin Musquin, who continues to pile up wins and is appearing on the podium more and more. We are very proud of him, and we are thrilled that he represents the Leatt brand.”

Leatt continued to meet its working capital needs from cash on hand and internally generated cash flow from operations. At March 31, 2017, the Company had cash and cash equivalents of $1.1 million, a current ratio of 3:1, and there was no long-term debt.

Conference Call:

The Company will host a conference call at 10:00 am ET on May 12, 2017, to discuss the 2017 first quarter results. Participants should dial in ten minutes before the scheduled call time, using 1-888-348-8777 (USA) or +1-412-902-4245 (international) to access the call.

Audio Webcast:

There will also be a simultaneous live webcast through the Company’s website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay:

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (USA) or +1-412-317-6671 (international) and using passcode 10106859.

For those unable to attend the call, a recording of the live webcast, will be archived shortly following the event for 30 days on the Company’s website.

About Leatt Corporation:

Leatt Corporation develops personal protective equipment and ancillary products for all forms of sports, especially extreme motor sports. The Leatt-Brace® is an award-winning neck brace system considered the gold standard for neck protection for anyone wearing a crash helmet as a form of protection. It was designed for participants in extreme sports or riding motorcycles, bicycles, mountain bicycles, all-terrain vehicles, snowmobiles and other vehicles. For more information, visit: www.leatt-corp.com.

Forward-looking Statements:

This press release may contain forward-looking statements regarding Leatt Corporation (the “Company”) within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are “forward-looking statements”, including statements regarding: the likelihood that the Company will continue to benefit from market acceptance of its bicycle line, including the new All Mountain helmets, and its C Frame Pro will gain sufficient acceptance in much larger, global consumer markets to drive new revenue growth and increase shareholder value; the financial outlook of the Company, including the likelihood that the Company’s international customers will continue first quarter ordering and inventory stocking patterns and that currency markets will remain stabilized; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries, including its strategy to diversify and extend its product line into new sports and markets.; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “seeks,” “should,” “could,” “intends,” or “projects” or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company’s current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company’s actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company’s common stock as a “penny stock” and those listed in other reports posted on The OTC Markets Group, Inc.

Contacts:

Leatt Corporation
Sean Macdonald
Chief Executive Officer
Sean.Macdonald@leatt.com
+ (27) 21 557 7257

DresnerAllenCaron
Michael Mason (Investors)
mmason@dresnerallencaron.com
(212) 691-8087
Len Hall (Media)
lhall@dresnerallencaron.com
(949) 474-4300

TABLES FOLLOW

LEATT CORPORATION
CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31, 2017	December 31, 2016
	Unaudited	Audited
Current Assets
Cash and cash equivalents	$1,143,509	$1,103,003
Short-term investments	58,201	58,196
Accounts receivable	2,964,288	2,217,840
Inventory	3,512,369	4,578,125
Payments in advance	746,979	569,498
Income tax refunds receivable	-	83,567
Prepaid expenses and other current assets	461,428	847,032
Total current assets	8,886,774	9,457,261
Property and equipment, net	1,184,818	1,190,688
Deferred tax asset	170,300	108,300
Other Assets
Deposits	25,494	24,892
Intangible assets	72,716	69,133
Total other assets	98,210	94,025
Total Assets	$10,340,102	$10,850,274
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,187,020	$3,021,618
Income taxes payable	64,391	-
Short term loan, net of finance charges	300,773	542,532
Total current liabilities	2,552,184	3,564,150
Deferred tax liabilities	65,400	65,400
Commitments and contingencies
Stockholders' Equity
Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 5,362,992 and 5,362,992 shares issued and outstanding	130,053	130,053
Additional paid - in capital	7,646,807	7,469,694
Accumulated other comprehensive loss	(557,362)	(610,083)
Retained earnings	500,020	228,060
Total stockholders' equity	7,722,518	7,220,724
Total Liabilities and Stockholders' Equity	$10,340,102	$10,850,274

LEATT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended
	March 31
	2017	2016
	Unaudited	Unaudited
Revenues	$5,817,769	$4,827,492
Cost of Revenues	2,907,670	2,313,657
Gross Profit	2,910,099	2,513,835
Product Royalty Income	10,956	13,882
Operating Expenses
Salaries and wages	759,243	681,302
Commissions and consulting expenses	153,048	166,071
Professional fees	310,791	181,659
Advertising and marketing	401,554	361,593
Office rent and expenses	66,051	64,190
Research and development costs	323,243	342,815
Bad debt expense (recovery)	(4,641)	2,827
General and administrative expenses	401,413	446,946
Depreciation	88,965	104,517
Total operating expenses	2,499,667	2,351,920
Income from Operations	421,388	175,797
Other Expenses
Interest and other income, net	(2,988)	(1,941)
Total other expenses	(2,988)	(1,941)
Income Before Income Taxes	418,400	173,856
Income Taxes	146,440	60,876
Net Income Available to Common Shareholders	$271,960	$112,980
Net Income per Common Share
Basic	$0.05	$0.02
Diluted	$0.05	$0.02
Weighted Average Number of Common Shares Outstanding
Basic	5,362,992	5,233,272
Diluted	5,499,103	5,545,027
Comprehensive Income
Net Income	$271,960	$112,980
Other comprehensive income, net of $0 and $0 deferred income taxes in 2017 and 2016
Foreign currency translation	52,721	23,049
Total Comprehensive Income	$324,681	$136,029